Exhibit 5.4

December 23, 2019

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special counsel in the Province of Alberta, Canada to Global Partners Energy Canada ULC, an Alberta unlimited liability corporation (“GPEC”), with respect to the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by Global Partners LP, a Delaware limited partnership (the “Partnership”), and GLP Finance Corp., a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”), and certain other subsidiaries identified in the Registration Statement (the “Guarantors”), including GPEC, with the United States Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to US$400,000,000 aggregate principal amount of their 7.00% Senior Notes due 2027 (the “New Notes”) registered pursuant to the Registration Statement under the United States Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to US$400,000,000 aggregate principal amount of the Issuers’ outstanding 7.00% Senior Notes due 2027 (the “Old Notes” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of July 31, 2019 (the “Indenture”), among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee.  The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the articles of incorporation and by-laws of GPEC, the declaration of the sole shareholder of GPEC made as of March 17, 2014, shareholder’s resolutions in writing of GPEC dated July 22, 2019, and such other documents, and reviewed such questions of law, as we have considered appropriate as a basis for the opinions set forth below.  In all such examinations we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons signing documents on behalf of a party other than GPEC, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

We have also assumed, without independent investigation or verification, that all applicable agreements, instruments and other documents and records, including the Indenture, have been duly authorized, executed and delivered by the parties thereto, except only as we have specifically opined herein with respect to GPEC, and all parties have complied with the applicable terms and conditions thereof, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with all applicable laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of GPEC and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete.  With respect to our opinion in paragraph 1 below as to GPEC being a valid and subsisting corporation, we have relied exclusively on a certificate of status dated December 20, 2019 issued in respect of GPEC by the Registrar of Corporations for the Province of Alberta pursuant to the Business Corporations Act (Alberta).

Based on the foregoing and subject to the assumptions and limitations set forth herein, we are of the opinion that:

1.                                      GPEC is a valid and subsisting corporation under the laws of the Province of Alberta.

2.                                      GPEC has the corporate power and capacity to execute and deliver the Indenture, and all necessary corporate action has been taken on the part of GPEC to authorize the execution and delivery of the Indenture and the performance by GPEC of its obligations thereunder (including, for certainty, its Guarantee as provided therein).

3.                                      The Indenture has been duly executed and delivered by GPEC to the extent that execution and delivery are governed by Alberta Law.

Our opinions expressed herein are limited in all respects to the laws of the Province of Alberta and the federal laws of Canada applicable therein (“Alberta Law”) as in effect on the date hereof, and we express no opinion as to the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign, or their effect.  We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.  Our opinions herein are given as at the date hereof and we disclaim any obligation to update this letter or to advise you or any other person of any change in law or fact that may occur or come to our attention after the date hereof.

Our opinions herein are furnished to you solely in connection with the filing of the Registration Statement and may not be circulated, quoted, reproduced, relied upon or otherwise used or referred to for any other purpose without our prior written consent.

We hereby consent to the filing of a copy of this opinion letter with the Commission as an exhibit to the Registration Statement and reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Yours truly,

/s/ Bennett Jones LLP